Exhibit 1.1

Draft of March 15, 2007

CHENIERE ENERGY PARTNERS, L.P.

12,500,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

March         , 2007

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Cheniere Energy Partners, L.P., a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, [            ] common units (the “MLP Units”), each representing a limited partner interest in the Partnership (the “Common Units”), and Cheniere LNG Holdings, LLC, a Delaware limited liability company (“Holdings”), proposes to sell to the several Underwriters [            ] Common Units (the “Holdings Units” and, together with the MLP Units, the “Firm Units”). Holdings also proposes to grant to the Underwriters an option to purchase up to 1,875,000 additional Common Units to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”). Certain terms used herein are defined in Section 21 hereof.

It is understood and agreed to by all parties that the Partnership was formed by Cheniere Energy, Inc., a Delaware corporation (“Cheniere”), to develop, own and operate the Sabine Pass LNG receiving terminal currently under construction in western Cameron Parish, Louisiana, on the Sabine Pass Channel (the “Sabine Pass Assets”), as described more particularly in the Preliminary Prospectus (as defined herein).

It is further understood and agreed to by all parties that as of the date hereof:

(a) Cheniere indirectly owns 100% of the limited liability company interests in Holdings;

(b) Holdings owns 100% of the limited liability company interests in Cheniere Energy Partners GP, LLC, a Delaware limited liability company (the “General Partner”), which is the sole general partner of the Partnership, and which owns a 2.0% general partner interest in the Partnership;

(c) Holdings owns a 98% limited partner interest in the Partnership;

(d) Holdings owns 100% of the outstanding common stock in Sabine Pass LNG-GP, Inc., a Delaware corporation (the “Operating GP”), which is the sole general partner of Sabine Pass LNG, L.P., a Delaware limited partnership (“Sabine Pass”), and which owns a non-economic general partner interest in Sabine Pass;

(e) Holdings owns 100% of the limited liability company interests in Sabine Pass LNG-LP, LLC, a Delaware limited liability company (the “Operating LP”), which owns a 100% limited partner interest in Sabine Pass;

(f) the Partnership owns 100% of the limited liability company interests in Cheniere Energy Investments, LLC, a Delaware limited partnership (“Investments”); and

(g) Sabine Pass owns 100% of the Sabine Pass Assets.

It is further understood and agreed by the parties hereto that the following transactions will occur on the Closing Date:

(a) Holdings, the General Partner, the Partnership, Investments, the Operating GP and the Operating LP will enter into a Contribution and Conveyance Agreement (the “Contribution Agreement”), pursuant to which:

(i) Holdings will contribute to Investments 100% of the outstanding common stock in the Operating GP and 100% of the limited liability company interests in the Operating LP in exchange for [            ]% of the limited liability company interests in Investments;

(ii) Holdings will contribute to the General Partner a portion of its limited liability company interests in Investments;

(iii) the General Partner will contribute to the Partnership its limited liability company interests in Investments in exchange for the continuation of its 2% general partner interest in the Partnership and all of the incentive distribution rights in the Partnership (as defined in the Partnership Agreement, the “Incentive Distribution Rights”); and

(iv) Holdings will contribute to the Partnership its remaining limited liability company interest in Investments in exchange for [            ] Common Units and [            ] subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), the right, in certain circumstances, to receive distributions from the distribution reserve pursuant to the terms of the Partnership Agreement, and the obligation, in certain circumstances, to make contributions to the distribution reserve pursuant to the terms of the Contribution Agreement;

(b) the public offering of the Firm Units contemplated hereby will be consummated;

(c) the Partnership will use the net proceeds from its issuance and sale of MLP Units to fund $[            ] million distribution reserve as described in the Preliminary Prospectus under “Use of Proceeds”;

(d) the Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”) to conform to the form thereof set forth as Appendix A to the Prospectus;

(e) the General Partner will amend and restate its limited liability company agreement (as so amended and restated, the “GP LLC Agreement”);

(f) the Partnership will enter into a services agreement with Cheniere LNG Terminals, Inc., a Delaware corporation (“Terminals”), pursuant to which Terminals will provide various general and administrative services to the General Partner for an annual administrative fee of $10 million and reimbursement of its expenses (the “Services Agreement”);

(g) the General Partner will enter into the Assignment, Assumption, Consent and Release Agreement (the “O&M Assignment”) with Cheniere LNG O&M Services, L.P., a Delaware limited partnership (“O&M”), under which the General Partner will assume the obligations of Sabine Pass existing under an Operation and Maintenance Agreement (the “O&M Agreement”) between Sabine Pass and O&M; and

(h) the General Partner will enter into a services and secondment agreement (the “Secondment Agreement”), pursuant to which certain employees of O&M will be seconded to the General Partner.

The transactions contemplated in subparagraphs (a) through (h) above shall be referred to collectively as the “Transactions.” The Contribution Agreement, the O&M Assignment, the Services Agreement and the Secondment Agreement shall be referred to collectively as the “Transaction Documents.” The “Organizational Documents” shall mean the Partnership Agreement, the GP LLC Agreement, the Investments LLC Agreement, the Operating GP Charter, the Operating LP LLC Agreement and the Sabine Pass Partnership Agreement (each as defined below), collectively. The “Operative Agreements” shall mean the Transaction Documents and the Organizational Documents, collectively. The Partnership, the General Partner, Investments, the Operating GP, the Operating LP and Sabine Pass shall be referred to collectively as the “Partnership Entities.” Cheniere, Holdings, the Partnership, the General Partner and Investments shall be referred to collectively as the “Cheniere Parties,” and, together with Cheniere Marketing, Inc., a Delaware corporation (“Cheniere Marketing”), Terminals and O&M, the “Cheniere Entities.”

This is to confirm the agreement among the Cheniere Parties and the Underwriters concerning the purchase of the Units from the Partnership and Holdings by the Underwriters.

1. Representations and Warranties. Each of the Cheniere Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) Registration. The Partnership has prepared and filed with the Commission a registration statement (file number 333-139572) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b) No Material Misstatements or Omissions in Registration Statement or Prospectus. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the statements made by the Partnership in the Registration Statement and in any Preliminary Prospectus provided to the Underwriters for use in connection with the public offering of the Units, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. (i) The Disclosure Package and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package, and the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, do not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) Eligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(f) Formation and Qualification. Each of the Cheniere Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of the State of Delaware with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and to conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case as described in the Disclosure Package and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each settlement date will be, duly qualified to do business as a foreign limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of each jurisdiction that requires, or at the Closing Date and each settlement date will require, such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties, taken as a whole, whether or not from transactions arising in the ordinary course of business, of the Partnership Entities (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability.

(g) Power and Authority to Act as a General Partner. The General Partner has, and, on the Closing Date and each settlement date, will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Disclosure Package and the Prospectus. The Operating GP has, and, as of the Closing Date and each settlement date, will have, full power and authority to act as general partner of Sabine Pass in all material respects as described in the Disclosure Package and the Prospectus.

(h) Ownership of the General Partner. Holdings owns, and on the Closing Date and each settlement date, will own, 100% of the limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Holdings owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except for restrictions on transferability as described in the Disclosure Package or the Prospectus).

(i) Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date and each settlement date, will be, the sole general partner of the Partnership, with a 2.0% general partner interest in the Partnership represented by [3,302,045] General Partner Units (as defined in the Partnership Agreement); the General Partner Units have been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner will own such general partner interest free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package or the Prospectus).

(j) Ownership of Holdings Units. Holdings has, and on the Closing Date and each settlement date will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Holdings Units, free and clear of all Liens.

(k) Protected Purchasers. Upon payment for and delivery of the Holdings Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of the Holdings Units in the name of Cede or such other nominee and the crediting of the Holdings Units on the books of DTC to securities accounts of the Underwriters

(assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Holdings Units), (i) DTC shall be a “protected purchaser” of the Holdings Units within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of the Holdings Units and (iii) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to the Holdings Units may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Cheniere Parties may assume that when such payment, delivery and crediting occur, (A) the Holdings Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (C) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(l) Ownership of Sponsor Units and Incentive Distribution Rights. On the Closing Date and each settlement date, after giving effect to the Transactions, Holdings will own [13,916,357] Common Units and 135,383,831 Subordinated Units (the “Sponsor Units”), and the General Partner will own all of the Incentive Distribution Rights; all of the Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Limited Partnership Act (the “Delaware LP Act”)); and Holdings will own the Sponsor Units, and the General Partner will own the Incentive Distribution Rights, free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package or the Prospectus).

(m) Valid Issuance of the Units. The Units to be purchased by the Underwriters from the Partnership have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act.)

(n) Capitalization. At the Closing Date, after giving effect to the Transactions and the offering of the Firm Units as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership will consist of 26,416,357 Common Units, 135,383,831 Subordinated Units, 3,302,045 General Partner Units and the Incentive Distribution Rights. Other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests in the Partnership issued and outstanding on the Closing Date and, except for any units issued by the Partnership in accordance with 5(g) of this Agreement, on each settlement date.

(o) Ownership of Investments. The Partnership owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own 100% of the limited liability company interests in Investments; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of Investments (as the same may be amended or restated at or prior to the Closing Date, the “Investments LLC Agreement”) and will be fully paid (to the extent required by the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Prospectus or the Investments LLC Agreement).

(p) Ownership of the Operating GP. On the Closing Date and each settlement date, after giving effect to the Transactions, Investments will own 100% of the issued and outstanding common stock of the Operating GP; such common stock will be duly authorized and validly issued in accordance with the certificate of incorporation of the Operating GP (as the same may be amended or restated at or prior to the Closing Date, the “Operating GP Charter”) and will be fully paid and nonassessable; and Investments will own such common stock free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Prospectus or the Operating GP Charter).

(q) Ownership of the Operating LP. On the Closing Date and each settlement date, after giving effect to the Transactions, Investments will own 100% of the limited liability company interests in the Operating LP; such limited liability company interests will be duly authorized and validly issued in accordance with the limited liability company agreement of the Operating LP (as the same may be amended or restated at or prior to the Closing Date, the “Operating LP LLC Agreement”) and will be fully paid (to the extent required by the Operating LP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments will own such limited liability company interests free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Prospectus or the Operating LP LLC Agreement).

(r) Ownership of the General Partner Interest in Sabine Pass. The Operating GP is, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, the sole general partner of Sabine Pass and owns and will own a non-economic general partner interest in Sabine Pass; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of Sabine Pass (the “Sabine Pass Partnership Agreement”); and the Operating GP owns such general partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Prospectus or the Sabine Pass Partnership Agreement.).

(s) Ownership of the Limited Partner Interest in Sabine Pass. The Operating LP owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own a 100% limited partner interest in Sabine Pass; such limited partner interest has been duly authorized and validly issued in accordance with the Sabine

Pass Partnership Agreement and is fully paid (to the extent required under the Sabine Pass Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating LP owns and will own such limited partner interest free and clear of all Liens (except for Liens as described in the Disclosure Package, the Prospectus or the Sabine Pass Partnership Agreement).

(t) Ownership of the Cheniere Subsidiaries. Cheniere, directly or indirectly, owns 100% of the outstanding shares of capital stock, or partnership interests, as the case may be, in each of Cheniere Marketing, Terminals and O&M (collectively, the “Cheniere Subsidiaries”), in each case free and clear of all Liens.

(u) No Other Subsidiaries. Except as described in the Disclosure Package and the Prospectus, none of the Partnership Entities will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v) No Preemptive Rights, Registration Rights or Options. Except as identified in the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Disclosure Package or the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(w) Authority and Authorization. Each of the Cheniere Parties has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the MLP Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Contribution Agreement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement. Holdings has all requisite limited liability company power and authority to sell and deliver the Holdings Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement the Holdings LLC Agreement, the Disclosure Package and the Prospectus. On the Closing Date and each settlement date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Cheniere Entities or any of their stockholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, the sale and delivery of the Holdings Units and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(x) Authorization, Execution and Delivery of this Agreement.. This Agreement has been duly authorized, executed and delivered by each of the Cheniere Parties.

(y) Authorization, Execution, Delivery and Enforceability of Operative Agreements. At or before the Closing Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Holdings and will be a valid and legally binding agreement of the General Partner and Holdings, enforceable against each of them in accordance with its terms;

(ii) the GP LLC Agreement will have been duly authorized, executed and delivered by Holdings and will be a valid and legally binding agreement of Holdings, enforceable against Holdings in accordance with its terms;

(iii) the Investments LLC Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) the Sabine Pass Partnership Agreement will have been duly authorized, executed and delivered by the Operating GP and the Operating LP and will be a valid and legally binding agreement of the Operating GP and the Operating LP, enforceable against each of them in accordance with its terms; and

(v) each of the Transaction Documents will have been duly authorized, executed and delivered by the Cheniere Entities party thereto, and each will be a valid and legally binding agreement of each such Cheniere Entity, enforceable against each such Cheniere Entity in accordance with its terms;

provided, however, that with respect to each agreement described in this Section 1(y), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(z) Authorization, Execution, Delivery and Enforceability of Certain Other Agreements. Each agreement or other instrument listed on Exhibit B hereto (each as amended, collectively, the “Covered Agreements”) has been duly authorized, executed and delivered by the Cheniere Entities party thereto, and each is a valid and legally binding agreement of each such Cheniere Entity, enforceable against each such Cheniere Entity in accordance with its terms; provided, however, that with respect to each Covered Agreement, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided further that the indemnity, contribution and exoneration provisions contained in any of such Covered Agreements may be limited by applicable laws and public policy.

(aa) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the MLP Units, (ii) the offering or sale by Holdings of the Holdings Units, (iii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Cheniere Entities party hereto or thereto or (iv) the consummation of any other transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Cheniere Entities (collectively, the “Constituent Documents”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Cheniere Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Cheniere Entities or any of their properties or assets in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Cheniere Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, have a Material Adverse Effect or would materially impair the ability of the Cheniere Entities to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements.

(bb) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Cheniere Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the MLP Units, (ii) the offering or sale by Holdings of the Holdings Units, (iii) the execution, delivery and performance of this Agreement and the Operative Agreements or the fulfillment of the terms thereof by the Cheniere Entities party hereto or thereto or (iv) the consummation of any other transactions (including the Transactions) contemplated by this Agreement or the Operative Agreements, except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act and blue sky laws of any jurisdiction, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and (iv) as disclosed in the Disclosure Package and the Prospectus.

(cc) No Defaults. None of the Cheniere Entities is (i) in violation of its Constituent Documents or any statute, law or regulation or any order, judgment, decree or injunction of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any of the Cheniere Entities or any of their properties or assets or (ii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, if continued, would have a Material Adverse Effect.

(dd) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(ee) No Labor Dispute. No labor problem or dispute with the employees of any Partnership Entity, O&M or Terminals with respect to the Sabine Pass Assets exists or, to the knowledge of the Cheniere Parties, is threatened or imminent, and none of the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of any of the Cheniere Entities is aware of any existing or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, in either case that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(ff) Sufficiency of the Contribution Agreement. The Contribution Agreement will be legally sufficient to transfer or convey to the Partnership and its subsidiaries satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations in all material respects as contemplated by the Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Contribution Agreement. The Partnership and its subsidiaries, upon execution and delivery of the Transaction Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(gg) Financial Statements. The historical financial statements of the Partnership, its combined predecessors and the General Partner included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly the financial condition of each of the Partnership, its combined predecessors and the General Partner, and the results of operations and cash flows of the Partnership’s combined predecessors, as of the dates and for the periods indicated; such financial statements have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act and in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial information set forth in the Preliminary Prospectus, the Prospectus and the Registration Statement under the caption “Summary—Selected Historical and Pro Forma Financial Data of Our Combined Predecessor Entities,” and the selected historical and pro forma financial information set forth under the caption “Selected Historical and Pro Forma Financial Data of Our Combined Predecessor Entities” in the Preliminary Prospectus, the Prospectus and Registration Statement is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act and include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(hh) Independent Public Accountants. UHY LLP, who has audited certain financial statements of the Partnership, its combined predecessors and the General Partner and delivered its reports with respect to the audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act.

(ii) Litigation. Except as described in the Disclosure Package or the Prospectus, there is no (i) action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Cheniere Parties, threatened, to which any of the Cheniere Entities is or may be a party or to which the business or property of any of the Cheniere Entities is or may be subject, (ii) statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency with respect to any Cheniere Entity or (iii) injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction, to which any of the Cheniere Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units or (C) in any manner draw into question the validity of this Agreement.

(jj) Title to Properties. On the Closing Date and each settlement date, each of the Partnership Entities will have good and indefeasible title to all real property and good title to all personal property described in the Disclosure Package or the Prospectus as owned by Partnership Entities, free and clear of all Liens except (i) as described, and subject to limitations contained, in the Disclosure Package and the Prospectus or (ii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Disclosure Package and the Prospectus; with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Disclosure Package and the Prospectus.

(kk) Rights-of-Way. Except as described in or contemplated by the Disclosure Package and the Prospectus, and except for those that the Partnership Entities expect to obtain in the ordinary course of business during construction of the Sabine Pass LNG receiving terminal, on the Closing Date and each settlement date, each of the Partnership Entities will have such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Disclosure Package and the Prospectus with respect to the Sabine Pass Assets, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Disclosure Package and the Prospectus, each of the Partnership Entities has, or following consummation of the Transactions will have, fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(ll) Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(mm) Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and all such insurance is in full force and effect.

(nn) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Disclosure Package and the Prospectus.

(oo) Possession of Licenses and Permits. Except as described in or contemplated by the Disclosure Package and the Prospectus, and except for those that the Partnership Entities expect to obtain in the ordinary course of business during construction of the Sabine Pass receiving terminal, the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business associated with the Sabine Pass Assets in their current stage of development, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Cheniere Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(pp) Environmental Laws. Except as described in or contemplated by the Disclosure Package and the Prospectus, and except for those that the Partnership Entities expect to obtain in the ordinary course of business during construction of the Sabine Pass receiving terminal, with respect to the Sabine Pass Assets, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except in the case of each of clauses (i), (ii), (iii) and (iv) as would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(qq) Possession of Intellectual Property. Except as would not result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business associated with the Sabine Pass Assets, and (ii) the Cheniere Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interests in the Partnership Entities.

(rr) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Cheniere Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Disclosure Package or the Prospectus but is not so described.

(ss) ERISA. On the Closing Date and each settlement date, each Partnership Entity will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity (after giving effect to the Transactions) would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity (after giving effect to the Transactions) expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and nothing has occurred, whether by action or by failure to act, that would reasonably be expected to cause the loss of such qualification.

(tt) Independent Engineer’s Report. The information prepared by the Cheniere Parties and furnished to Stone & Webster Management Consultants Inc. (the “Independent Engineer”) in connection with the Independent Engineer’s report appearing as Appendix B to the Prospectus (the “Independent Engineer’s Report”) is true and correct in all material respects.

(uu) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Cheniere Parties, threatened or contemplated, against any of the Cheniere Parties, or to which any of the Cheniere Parties is a party, or to which any of their respective properties or assets is subject, that are required to be described in the Registration Statement or the Disclosure Package but are not so described, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Disclosure Package or to be filed as an exhibit to the

Registration Statement that are not described or filed as required by the Act or the Exchange Act. The statements included in the Registration Statement and the Disclosure Package, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings in all material respects.

(vv) Sarbanes-Oxley Act of 2002. On and after the Closing Date, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the American Stock Exchange LLC (the “American Stock Exchange”) that are effective and applicable to the Partnership.

(ww) Investment Company. None of the Partnership Entities is, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, none of the Cheniere Entities will be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xx) Books and Records. Cheniere and its affiliates, on behalf of the Partnership Entities, maintain a system of internal accounting controls sufficient to provide reasonable assurance that, with respect to the Partnership Entities, (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences. Cheniere’s internal controls over financial reporting applicable to the Partnership Entities are effective, and none of the Cheniere Entities is aware of any material weakness in internal control over financial reporting of either Cheniere and its affiliates, on a consolidated basis, or of the Partnership Entities.

(yy) Disclosure Controls and Procedures. (i) Cheniere and its affiliates, on behalf of the Partnership Entities, have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(zz) Market Stabilization. None of the Cheniere Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(aaa) Loans to Directors and Officers. The Partnership Entities have provided true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by any of the Cheniere Entities to any director or executive officer of any of the Cheniere Entities or to any family member or affiliate of any director or executive officer of any of the Cheniere Entities.

(bbb) Foreign Corrupt Practices Act. No Partnership Entity, nor, to the knowledge of the Cheniere Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Cheniere Entities and their affiliates have conducted their businesses in compliance with the FCPA; and Cheniere has instituted and maintains policies and procedures applicable to itself and all of its subsidiaries that are reasonably designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(ccc) Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with, in each case to the extent applicable, the financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Cheniere Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Cheniere Parties, threatened.

(ddd) Office of Foreign Assets Control. None of the Partnership Entities, nor, to the knowledge of the Cheniere Parties, any director, officer, agent, employee or affiliate of a Partnership Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(eee) Lending Relationship. Except as disclosed in the Disclosure Package and the Prospectus, no Partnership Entity (i) has any material lending or, to the knowledge of the Cheniere Parties, other material relationship with any bank or lending affiliate of any of the Underwriters or (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(fff) Private Placement. The sale and issuance of the Sponsor Units to Holdings and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act and the rules and regulations and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Act or the interpretations thereof by the Commission.

(ggg) Statistical Data. Any statistical and market-related data included in the Registration Statement, the Preliminary Prospectus or Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained written consent to the use of such data from such sources to the extent required.

(hhh) No Distribution of Other Offering Materials. None of the Cheniere Entities has distributed or, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, any other materials, if any, permitted by the Act, including Rule 134 thereunder and, in connection with the Directed Unit Program described in Section 4, the enrollment materials prepared by Citigroup Global Markets Inc.

(iii) Listing on the American Stock Exchange. The Units have been approved to be listed on the American Stock Exchange, subject to official notice of issuance.

None of the Directed Units distributed in connection with the Directed Unit Program (each as defined in Section 4 hereof) will be offered or sold outside the United States. Neither the Partnership nor Holdings has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of any Cheniere Entity to alter the customer’s or supplier’s level or type of business with any Cheniere Entity or (ii) a trade journalist or publication to write or publish favorable information about any such entity or its businesses.

Any certificate signed by any officer of any of the Cheniere Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the

Units shall be deemed a representation and warranty by such Cheniere Party, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Partnership and Holdings agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership and Holdings, at a purchase price of $[            ] per unit, the number of Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Holdings hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 1,875,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units. Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to Holdings setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on [            ], 2007, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Partnership and Holdings, or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or, upon the order of the Partnership and Holdings, by wire transfers payable in same-day funds to accounts specified by the Partnership and Holdings. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Holdings will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Units to be purchased by them from Holdings, and the respective Underwriters will pay any additional transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, Holdings will deliver the Option Units (at the expense of Holdings) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of Holdings by wire transfer payable in same-day funds to an account specified by Holdings. If settlement for the Option Units occurs after the Closing Date, the Partnership and Holdings will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

As part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) have agreed to reserve out of the Firm Units set forth opposite their names on Schedule I to this Agreement up to [400,000] and [225,000] Firm Units, respectively, for sale to employees, officers, and directors of the General Partner and other parties associated with the Partnership (collectively, the “Directed Unit Participants”), as described in the Prospectus under the heading “Underwriting” (the “Directed Unit Program”). The Firm Units to be sold by Citigroup Global Markets Inc. and Merrill Lynch pursuant to the Directed Unit Program (the “Directed Units”) will be sold by Citigroup Global Markets Inc. and Merrill Lynch pursuant to this Agreement at the public offering price. Any Directed Units not orally confirmed for purchase by any Directed Unit Participants by 8:00 a.m., New York City time, on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. and Merrill Lynch upon the terms and conditions set forth in the Prospectus. Under no circumstances will Citigroup Global Markets Inc., Merrill Lynch or any other Underwriter be liable to the Cheniere Parties or to any Directed Unit Participant for any action taken or omitted in good faith in connection with the Directed Unit Program. It is further understood that any Directed Units not purchased by Directed Unit Participants will be offered by Citigroup Global Markets Inc. and Merrill Lynch to the public upon the terms and conditions set forth in the Prospectus.

5. Agreements. Each of the Cheniere Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any

Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the (i) Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Partnership will (A) promptly notify the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until the Disclosure Package or such Issuer Free Writing Prospectus is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d) Reports to Unitholders. As soon as practicable, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(f) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, however, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) Lock-Up Period. The Cheniere Parties will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction designed to or that might reasonably be expected to (i) result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership, Holdings, any of their affiliates or any person in privity with either of them or any of their affiliates, directly or indirectly, (including the filing or participation in the filing of a registration statement with the Commission in respect of) of, or (ii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position (within the meaning of Section 16 of the Exchange Act), in, any common units of the Partnership or any securities convertible into, or exercisable or exchangeable for, such common units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement; provided, however, that the Partnership (A) may issue and sell common units pursuant to, and file a registration statement on Form S-8 relating to, any employee benefit plan (including the Partnership’s long-term incentive plan) of the Partnership in effect at the Execution Time, (B) may issue and sell common units in a private transaction exempt from registration under the Act; provided, however, that any such purchasers must execute and deliver to the Representatives a lock-up letter agreement in the form of Exhibit A hereto and (C) the Partnership may issue common units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership issues an earnings release or announces material news or a material event; or

(ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in this paragraph will continue to apply until expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event. The General Partner, on behalf of the Partnership, will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in this Section and in Section 6[(n)] with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h) Price Manipulation. The Cheniere Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i) Expenses. Holdings agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the execution of this Agreement or the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the American Stock Exchange; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (x) the fees and expenses of the Independent Engineer; and (xi) all other costs and expenses incident to the performance by the Partnership and Holdings of their respective obligations hereunder; provided, however, that except as otherwise provided in this Section 4(i), Section 7 or Section 8, the Underwriters shall bear and pay (i) all of their own costs and expenses, including the fees and expenses of their counsel, and (ii) expenses in connection with any tombstones and similar advertisements published by the Underwriters after the Effective Date.

(j) Free Writing Prospectuses. The Partnership agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show within the meaning of Rule 433. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k) Form W-9 and Certification of Non-Foreign Status. Holdings will deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 and a duly executed certification of non-foreign status pursuant to Section 1445(b)(2) of the Internal Revenue Code and Treasury Regulation Section 1.1445-2(b)(2).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Cheniere Parties contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Cheniere Parties made in any certificates pursuant to the provisions hereof, to the performance by the Cheniere Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused Andrews Kurth LLP, counsel for the Cheniere Entities, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) Formation and Qualification. Each of the Partnership Entities, Holdings, Terminals, O&M and Cheniere Marketing has been duly formed or incorporated, and each of the Cheniere Entities is validly existing and is in good standing as a limited partnership, limited liability company or corporation under the laws of the State of Delaware, with all limited liability company, partnership or corporate, as the case may be, power and authority necessary to own or lease its properties, to conduct the businesses in which it is engaged and to execute and deliver, and incur and perform all of its obligations under this Agreement, the Transaction Documents, the GP LLC Agreement and the Partnership Agreement to which it is a party and, in the case of the General Partner and the Operating GP, to act as general partner of the Partnership and Sabine Pass, respectively, in each case as described in the Disclosure Package and the Prospectus.

(ii) Ownership of the General Partner. Holdings owns 100% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Holdings owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware (the “DE UCC”) naming Holdings as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Section 18-607 of the Delaware LLC Act.

(iii) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act.

(iv) Protected Purchasers. Upon payment for, and delivery of, the Holdings Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of the Holdings Units in the name of Cede or such other nominee and the crediting of the Holdings Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the Uniform Commercial Code of the State of New York (the “NY UCC”) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the NY UCC to the Holdings Units)), (i) the Underwriters will acquire a valid “security entitlement” (within the meaning of Section 8-102(a)(17) of the NY UCC) in respect of the Holdings Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the NY UCC) to the Holdings Units may be asserted against the Underwriters with respect to such “security entitlement.” For purposes of this opinion, such counsel may assume that when such payment, delivery and crediting occur, (A) the Holdings Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of formation, the Partnership Agreement and applicable law, (B) DTC will be registered as a “clearing corporation” (within the meaning of Section 8-102(a)(5) of the NY UCC) and (C) appropriate entries to the “securities accounts” of the several Underwriters on the records of DTC will have been made pursuant to the NY UCC.

(v) Ownership of Sponsor Units, Incentive Distribution Rights and Holdings Units. Holdings owns all of the Sponsor Units and, prior to giving effect to the sale thereof as contemplated by this Agreement, the Holdings Units, and the General Partner owns all of the Incentive Distribution Rights; all of the Sponsor Units, the Holdings Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and Holdings owns the Sponsor Units and, prior to giving effect to the sale thereof as contemplated by this Agreements, the Holdings Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability as described in the Disclosure Package, the Prospectus or the Partnership Agreement) (A) in respect of which a financing statement under the DE UCC naming Holdings or the General Partner, as applicable, as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act.

(vi) Valid Issuance of the Units. The MLP Units and the limited partner interests represented thereby have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units and the Incentive Distribution Rights, the Units are the only limited partnership interests of the Partnership issued and outstanding.

(vii) Ownership of Investments. The Partnership owns 100% of the issued and outstanding membership interests in Investments; such membership interests have been duly authorized and validly issued in accordance with the Investments LLC Agreement and are fully paid (to the extent required by the Investments LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.

(viii) Ownership of the Operating GP. Investments owns 100% of the issued and outstanding common stock of the Operating GP; such common stock has been duly authorized and validly issued in accordance with the Operating GP Certificate and the Operating GP Bylaws and is fully paid and nonassessable; and Investments owns such common stock free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Investments as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation.

(ix) Ownership of the Operating LP. Investments owns 100% of the issued and outstanding membership interests in the Operating LP; such membership interests have been duly authorized and validly issued in accordance with the Operating LP LLC Agreement and are fully paid (to the extent required by the Operating LP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Investments owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Investments as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 18-607 and 18-804 of the Delaware LLC Act.

(x) Ownership of the General Partner Interest in Sabine Pass. The Operating GP is the sole general partner of Sabine Pass, with a non-economic general partner interest in Sabine Pass; such general partner interest has been duly authorized and validly issued in accordance with the Sabine Pass Partnership Agreement; and the Operating GP owns such general partner interest free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming the Operating GP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act or (C) except for Liens described in the Disclosure Package and the Prospectus.

(xi) Ownership of the Limited Partner Interest in Sabine Pass. The Operating LP is the sole limited partner of Sabine Pass, with a 100% limited partner interest in Sabine Pass; such limited partner interest has been duly authorized and validly issued in accordance with the Sabine Pass Partnership Agreement and is fully paid (to the extent required under the Sabine Pass Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the Operating LP owns such limited partner interest free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming the Operating LP as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act or (C) except for Liens described in the Disclosure Package and the Prospectus.

(xii) Ownership of the Cheniere Subsidiaries. Cheniere, directly or indirectly, owns 100% of the outstanding shares of capital stock, or partnership interests, as the case may be, in each of Cheniere Marketing, Terminals and O&M, in each case free and clear of all Liens (A) in respect of which a financing statement under the DE UCC naming Cheniere or any direct or indirect parent of Cheniere Marketing, Terminals or O&M as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel without independent investigation, other than those created by or arising under Sections 17-607 and 17-804 of the Delaware LP Act.

(xiii) No Preemptive Rights, Registration Rights or Options. There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership interests or membership interests in the Partnership Entities, in each case pursuant to the Constituent Documents of such entity. No Person has the right, except as has been waived under the Operative Agreements (excluding the Operating GP Charter) or the Covered Agreements, to require the registration under the Securities Act of any sale of securities issued by the Partnership, by reason of the filing or effectiveness of the Registration Statement or offering or sale of the Units.

(xiv) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Cheniere Parties.

(xv) Authorization, Execution, Delivery and Enforceability of the Operative Agreements. Each of the Transaction Documents, the GP LLC Agreement and the Partnership Agreement has been duly authorized, executed and delivered by each of the Cheniere Entities party thereto, and each of the Transaction Agreements is a valid and legally binding agreement of each such Cheniere Entity, enforceable against each such Cheniere Entity in accordance with its terms, under the applicable laws of the State of Texas.

(xvi) Enforceability of Organizational Documents.

(A)	The GP LLC Agreement constitutes a legal, valid and binding agreement of Holdings, and is enforceable against Holdings, in accordance with its terms, under the Delaware LLC Act.

(B)	The Investments LLC Agreement constitutes a legal, valid and binding agreement of the Partnership, and is enforceable against the Partnership, in accordance with its terms, under the Delaware LLC Act.

(C)	The Operating LP Agreement constitutes a legal, valid and binding agreement of Investments, and is enforceable against Investments, in accordance with its terms, under the Delaware LLC Act.

(D)	The Partnership Agreement constitutes a legal, valid and binding agreement of the General Partner and Holdings, and is enforceable against the General Partner and Holdings, in accordance with its terms, under the Delaware LP Act.

(E)	The Sabine Pass Partnership Agreement constitutes a legal, valid and binding agreement of the Operating GP and the Operating LP, and is enforceable against the Operating GP and the Operating LP, in accordance with its terms, under the Delaware LP Act.

(xvii) Enforceability of Covered Agreements.

(A)	Each of the New York Law Agreements (as defined in Exhibit B attached hereto) constitutes a valid and binding obligation of each Cheniere Entity party thereto, enforceable against each such Cheniere Entity in accordance with its terms, under applicable laws of the State of New York.

(B)	Each of the Texas Law Agreements (as defined in Exhibit B attached hereto) constitutes a valid and binding obligation of each Cheniere Entity party thereto, enforceable against each such Cheniere Entity in accordance with its terms, under applicable laws of the State of Texas.

(C)	The Chevron Guaranty (as defined in Exhibit B attached hereto) constitutes a valid and binding obligation of Sabine Pass, enforceable against Sabine Pass in accordance with its terms, under the applicable laws of the State of California.

(xviii) No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Firm Units to be sold by the Partnership to the Underwriters pursuant to the terms of this Agreement, (ii) the offering and sale by Holdings of the Units to be sold by Holdings to the Underwriters pursuant to the terms of this Agreement, (iii) the execution and delivery of this Agreement by any of the Cheniere Parties, or the consummation of the transactions contemplated hereby, at or prior to the Closing, or (iv) the execution and delivery of the Transaction Documents by each Cheniere Entity party thereto, or the incurrence or performance by each such Cheniere Entity of its obligations thereunder, each in accordance with its terms, (A) constituted, constitutes or will constitute a violation of the Constituent Documents of any of the Cheniere Entities, (B) constituted, constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or the creation of any Lien under, any Covered Agreement, the GP LLC Agreement or the Partnership Agreement or (C) resulted, results or will result in any violation of, or the creation of any Lien under, the Delaware LP Act, the Delaware LLC Act, the DGCL, the applicable laws of the State of Texas or the applicable laws of the United States of America.

(xix) No Consents. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for (i) the execution and delivery by any of the Cheniere Entities party thereto of any Transaction Document or the Underwriting Agreement, (ii) the incurrence or performance of each Cheniere Entity’s respective obligations under any Transaction Document to which it is a party, (iii) the consummation of the issuance and sale of the Firm Units pursuant to this Agreement or (iv) the validity and enforceability of any Transaction Document against the Cheniere Entities party thereto. As used in this paragraph, “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Delaware, the State of Texas or the United States of America, pursuant to (i) the Delaware LP Act, (ii) the Delaware LLC Act, (iii) the DGCL, (iv) the applicable laws of the State of Texas or (v) the applicable laws of the United States of America.

(xx) Filings under Rule 424(b). Any required filing of the Prospectus pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule.

(xxi) Description of Common Units. The Common Units conform in all material respects to the descriptions thereof set forth under “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “How We Make Cash Distributions” and “The Partnership Agreement” in the Preliminary Prospectus and the Prospectus.

(xxii) Descriptions and Summaries. The statements made in the Disclosure Package and the Prospectus under the captions “Description of Principal Construction Agreements,” “Indebtedness,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Cash Distribution Policy and Restrictions on Distributions,” “The Partnership Agreement,” “How We Make Cash Distributions,” “Description of the Common Units” and “Investment in Cheniere Energy Partners, L.P. by Employee Benefit Plans,” insofar as such statements purport to summarize certain provisions of documents and legal matters referred to therein and reviewed by such counsel, as described therein, fairly summarize such provisions and legal matters in all material respects, subject to the qualifications and assumptions stated therein.

(xxiii) Material Tax Consequences. The statements under the caption “Material Tax Consequences” in the Disclosure Package and the Prospectus, insofar as they refer to statements of law or legal conclusions, fairly summarize the matters referred to therein in all material respects, subject to the qualifications and assumptions stated therein.

(xxiv) Tax Opinion. The opinion of Andrews Kurth LLP that is filed as Exhibit 8.1 to the Registration Statement (filed with the Commission on March 7, 2007) is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

(xxv) Investment Company. None of the Partnership Entities is an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and employees of the Cheniere Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act, the DGCL, the applicable laws of the State of Texas, the applicable laws of the State of New York and the applicable laws of the State of California and (iv) include such other qualifications, limitations and assumptions as are reasonable.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the General Partner and the independent registered public accounting firm and the independent engineer for the Partnership, the Underwriters’ counsel and the Representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed and, although they have not independently verified, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in paragraphs (xxiii), (xxiv) and (xxv) above), on the basis of the foregoing (relying with respect to factual matters to the extent they deem appropriate upon statements by officers and other representatives of the Cheniere Entities),

(A) such counsel confirms that, in their opinion, each of the Registration Statement, as of the Effective Date, the Preliminary Prospectus, as of its date and the Prospectus, as of its date, appeared on its face to be appropriately responsive in all material respects to the requirements of the Act and the Rules and Regulations (except that such counsel need not make a statement as to Regulation S-T);

(B) to the knowledge of such counsel, there are no documents that are required to be filed as exhibits to the Registration Statement that are not so filed, or documents that are required to be summarized in the Preliminary Prospectus or the Prospectus that are not so summarized; and

(C) no facts have come to such counsel’s attention that have led them to believe that (i) the Registration Statement, at the Effective Date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date and as of the applicable Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel expresses no statement or belief with respect to (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) any other financial, accounting or statistical data included in, or excluded from, the Registration Statement, the

Disclosure Package or the Prospectus and (C) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

In addition, such counsel shall state that it has been advised orally (and in writing, if available) by the Commission that the Registration Statement was declared effective under the Securities Act on March [            ], 2007, and that no stop order suspending the effectiveness of the Registration Statement has been issued. To the knowledge of such counsel based solely upon such oral communication with the Commission, no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

(c) The Representatives shall have received an opinion, dated the Closing Date, of Cheniere’s general counsel addressed to the Representatives, to the effect that:

(i) Litigation. To such counsel’s knowledge, except as described in the Disclosure Package or the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Cheniere Entities is a party or to which any property of a Cheniere Entity is the subject, individually or in the aggregate, if determined adversely to the such Cheniere Entity, would have a Material Adverse Effect; and to such counsel’s knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(d) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Cheniere Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The General Partner shall have furnished to the Representatives a certificate of the Partnership, signed on behalf of the Partnership by the Chief Operating Officer and the Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i) the representations and warranties of the Cheniere Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f) Holdings shall have furnished to the Representatives a certificate of Holdings, signed on behalf of Holdings by the Chief Executive Officer and the Chief Financial Officer of Holdings, dated the Closing Date, to the effect that the representations and warranties of Holdings in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and Holdings has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g) Cheniere shall have furnished to the Representatives a certificate of Cheniere, signed on behalf of Cheniere by the Chief Operating Officer and the Chief Financial Officer of Cheniere, dated the Closing Date, to the effect that the representations and warranties of Cheniere in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date, and Cheniere has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(h) The Cheniere Parties shall have requested and caused UHY LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that UHY LLP is an independent registered public accounting firm within the meaning of the Act and the Exchange Act, and stating in effect that:

(i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act;

(ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the members and directors of the General Partner; and inquiries of certain officials of the General Partner who have responsibility for financial and accounting matters of the Partnership and its subsidiaries as to transactions and events subsequent to December 31, 2006, nothing came to their attention that caused them to believe that, with respect to the period subsequent to December 31, 2006, there were any changes, at a specified date not more than three days prior to the date of the letter, in the long-term debt of the Partnership and its subsidiaries or decreases in the partners’ equity of the Partnership as compared with the amounts shown on the December 31, 2006 consolidated balance sheet included in the Registration Statement, Preliminary Prospectus and the Prospectus, or for the period from December 31, 2006 to such specified date there were any decreases, as compared with the corresponding period from the prior year in total operating revenues or in total or per unit amounts of net income of the Partnership and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Partnership as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Partnership and its subsidiaries) set forth in the Registration Statement, Preliminary Prospectus and the Prospectus agrees with the accounting records of the Partnership and its subsidiaries, excluding any questions of legal interpretation.; and

(iv) on the basis of a reading of the unaudited pro forma financial statements included in the Registration Statement, Preliminary Prospectus and the Prospectus (the “pro forma financial statements”); carrying out certain specified procedures; inquiries of certain officials of the Partnership who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

References to the Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

(i) The Cheniere Parties shall have requested and caused the Independent Engineer to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that it:

(i) understands that the Disclosure Package and the Prospectus will be delivered to potential investors in the Units;

(ii) has performed certain other specified procedures as a result of which it determined that certain information set forth in the Registration Statement, Preliminary Prospectus and the Prospectus agrees with the Independent Engineer’s Report;

(iii) consents to the (A) inclusion of the Independent Engineer’s Report in its entirety in the Disclosure Package and the Prospectus and in filings by the Partnership and Sabine Pass with the Securities and Exchange Commission, (B) use of its trade name and specific textual references to the conclusions of the Independent Engineer’s Report in the sections of the Disclosure Package and the Prospectus entitled “Summary—Independent Engineer’s Report,” “Summary—Forecast of Cash Available to Pay Distributions” and “Cash Distribution Policy and Restrictions on Distributions,” and (C) use of its trade name and the specific textual references in the section of the Disclosure Package and the Prospectus entitled “Independent Engineer.”

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Cheniere Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(k) Prior to the Closing Date, the Cheniere Parties shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of Sabine Pass’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) The Units shall have been listed and admitted and authorized for trading on the American Stock Exchange, and reasonably satisfactory evidence of such actions shall have been provided to the Representatives.

(n) At the Execution Time, the Cheniere Parties shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the General Partner.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Andrews Kurth LLP, counsel for the Underwriters, at 600 Travis Street, Houston, Texas 77002, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Cheniere Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Cheniere Parties will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution

(a) Each of the Cheniere Parties agrees, jointly and severally, to (i) indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospects, the Prospectus or any Issuer Free Writing Prospectus, or any other “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in or to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Cheniere Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Cheniere Parties by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Cheniere Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Cheniere Parties, each director of the General Partner, each of the General Partner’s officers who signs the Registration Statement, and each person who controls any Cheniere Party within the meaning of either the Act or the Exchange Act, to the same extent as the parties foregoing indemnity from the Cheniere Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Cheniere Parties by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. Each Cheniere Party acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Units and, under the heading “Underwriting” (i) the list of Underwriters and their respective participation in the sale of the Units, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Each of the Cheniere Parties agrees, jointly and severally, to indemnify and hold harmless Citigroup Global Markets Inc., Merrill Lynch, the directors, officers, employees and agents of each of Citigroup Global Markets Inc. and Merrill Lynch and each person who controls Citigroup Global Markets Inc. or Merrill Lynch within the meaning of either the Act or the Exchange Act (“Pertinent Entities”), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) were caused by the failure of any Directed Unit Participant to pay for and accept delivery of the Directed Units that, following the Execution Time, were subject to a properly confirmed agreement to purchase or (ii) are related to, arising out of, or in connection with the Directed Unit Program, except that this clause (ii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Pertinent Entities.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(c) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for each of Citigroup Global Markets Inc. and Merrill Lynch, together with in each case the directors, officers, employees and agents thereof, and all persons, if any, who control the same within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Unit Program.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Cheniere Parties agree, jointly and severally, and the Underwriters severally agree, to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Cheniere Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Cheniere Parties, on the one hand, and by the Underwriters, on the other, from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Cheniere Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Cheniere Parties, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Cheniere Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Cheniere Parties, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Cheniere Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the General Partner, the Partnership or Investments within the meaning of either the Act or the Exchange Act, each officer of any of the General Partner, the Partnership or Investments who shall have signed the Registration Statement and each director of any of the General Partner, the Partnership or Investments shall have the same rights to contribution as the Cheniere Parties, subject in each case to the applicable terms and conditions of this paragraph (e).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that number of Units set forth opposite their names in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all of the remaining Underwriters) the Units that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that, if the aggregate number of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Cheniere Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Cheniere Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership and Holdings prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Units shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Cheniere Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any

Underwriter or the Cheniere Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Partnership, will be mailed, delivered or telefaxed to Cheniere Energy Partners, L.P., at 717 Texas Avenue, Suite 3100, Houston, Texas 77002 and confirmed to the Corporate Secretary.

13. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. No Fiduciary Duty. Each of the Cheniere Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Cheniere Parties, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Cheniere Parties and (c) the Cheniere Parties’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Cheniere Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Cheniere Parties on related or other matters). Each of the Cheniere Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Cheniere Parties, in connection with the transactions contemplated by this Agreement or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Cheniere Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. Each of the Cheniere Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

20. Definitions. The following terms, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” means [            ] p.m. (Eastern time) on [            ], 2007 or such other time as agreed by the Cheniere Parties and the Representatives (which is a time immediately prior to the time of the first sale of the Units by any Underwriter).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus that is generally distributed to investors and used to offer the Units, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means [            ] p.m. (Eastern time) on [            ], 2007.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 424,” “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Cheniere Parties and the several Underwriters.

Very truly yours,

CHENIERE ENERGY, INC.

By:
Name:
Title:

CHENIERE LNG HOLDINGS, LLC

By:
Name:
Title:

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC its general partner

By:
Name:
Title:

CHENIERE ENERGY PARTNERS GP, LLC

By:
Name:
Title:

CHENIERE ENERGY INVESTMENTS, LLC

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CREDIT SUISSE SECURITIES (USA) LLC

By:	CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

For themselves and the other

several Underwriters named in

Schedule I to the foregoing

Agreement.

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
RBC Capital Markets Corporation
Sanders Morris Harris Inc.
Stifel, Nicolaus & Co., Inc.
Howard Weil Incorporated
Pritchard Capital Partners
FIG Partners, LLC Energy Capital Group
Total	[12,500,000	]

I-1

SCHEDULE II

Free Writing Prospectuses included in the Disclosure Package

[TO COME]

II-1

SCHEDULE III

Parties to Lock-Up Agreements

Charif Souki

Stanley C. Horton

Don A. Turkleson

Craig Townsend

Meg Gentle

Lon McCain

Robert J. Sutcliffe

Walter L. Williams

III-1

EXHIBIT A

FORM OF LOCK-UP LETTER

[            ], 2007

Citigroup Global Markets Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Cheniere Energy, Inc., Cheniere LNG Holdings, LLC, Cheniere Energy Partners, L.P. (the “Partnership”), Cheniere Energy Partners GP, LLC (the “General Partner”) and Cheniere Energy Investments, LLC, and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of units, representing limited partner interests in the Partnership (the “Partnership Units”).

In order to induce you and the other Underwriters to enter into this Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, other than Partnership Units disposed of as bona fide gifts approved by the Representatives.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the 180-day lock-up period set forth above (the “Lock-up Period”), the Partnership issues an earnings release or announces material news or a material event; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the restrictions described in the preceding

A-1

paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event. The undersigned hereby acknowledges that the General Partner has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

If for any reason this Agreement shall be terminated prior to the Closing Date (as defined in this Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2

EXHIBIT B

Covered Agreements

Part A – New York Law Material Agreements

1.	Terminal Use Agreement, dated as of September 2, 2004 (the “Total TUA”), between Total LNG USA, Inc. and Sabine Pass, as amended and supplemented by the Omnibus Agreement, dated as of September 2, 2004, between Total LNG USA, Inc. and Sabine Pass, and acknowledged by Cheniere and Total Gas & Power North America, Inc., and as further amended by the Amendment of LNG Terminal Use Agreement, dated as of January 24, 2005 (the “Total TUA Amendment”), between Total LNG USA, Inc. and Sabine Pass

2.	Terminal Use Agreement, dated as of November 8, 2004 (the “Chevron TUA”), between Chevron U.S.A. Inc. and Sabine Pass, as amended and supplemented by the Omnibus Agreement, dated as of November 8, 2004, between Chevron U.S.A. Inc. and Sabine Pass and the Amendment to LNG Terminal Use Agreement, dated December 1, 2005, by and between Chevron USA, Inc. and Sabine Pass

3.	Parent Guarantee, dated as of November 5, 2004, between Total S.A. and Sabine Pass

4.	Amended and Restated Terminal Use Agreement, dated November 9, 2006, by and between Cheniere Marketing and Sabine Pass

5.	Letter regarding Assumption and Adoption of Obligations under Settlement and Purchase Agreement, dated May 9, 2005, and Indemnification Agreement, dated May 9, 2005, by Cheniere

Part B – Texas Law Material Agreements

6.	Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass Receiving, Storage and Regasification Terminal, dated as of December 18, 2004 (the “Bechtel EPC Contract”), between Bechtel Corporation and Sabine Pass, as amended and supplemented by Change Orders 1 through 42 thereto

7.	Agreement for Engineering, Procurement, Construction and Management of Construction Services for the Sabine Phase 2 Receiving, Storage and Regasification Terminal Expansion, dated July 21, 2006, between Sabine Pass and Bechtel Corporation, as amended and supplemented by Change Order 1 thereto

8.	Engineer, Procure and Construct LNG Tank Contract, dated July 21, 2006, among Sabine Pass, Zachry Construction Corporation and Diamond LNG LLC

9.	Engineer, Procure and Construct LNG Unit Rate Soil Contract, dated July 21, 2006, between Sabine Pass and Remedial Construction Services, L.P.

B-1

10.	Management Services Agreement, dated as of February 25, 2005 (the “Management Services Agreement”), between Sabine Pass and Sabine Pass GP

11.	Operation and Maintenance Agreement, dated February 25, 2005, between O&M Services and Sabine Pass

12.	Guarantee Agreement, dated as of November 9, 2006, by Cheniere in favor of Sabine Pass

13.	Letter Agreement, dated November 9, 2006 (the “Option Letter Agreement”), by and among Cheniere Marketing, Cheniere LNG, Inc. and Sabine Pass

14.	Management Services Agreement, dated September 1, 2006 (the “GP MSA”), between the Sabine Pass GP and Cheniere Terminals

Part C – Other Agreements

15.	Indenture, dated as of July 27, 2005, between Cheniere, as issuer, and The Bank of New York, as trustee

16.	Registration Rights Agreement, dated as of July 27, 2005, between Cheniere and Credit Suisse First Boston LLC

17.	Indenture, dated as of November 9, 2006, by and between Sabine Pass, as issuer, and The Bank of New York, as trustee

18.	Registration Rights Agreement, dated as of November 9, 2006, by and among Sabine Pass and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers

19.	Collateral Trust Agreement, dated November 9, 2006, by and among Sabine Pass, The Bank of New York, as collateral trustee, Sabine Pass GP and Sabine Pass LP

20.	Amended and Restated Parity Lien Security Agreement, dated November 9, 2006, by and between Sabine Pass and The Bank of New York, as collateral trustee

21.	Amended and Restated Parity Lien Pledge Agreement, dated November 9, 2006, by and among Sabine Pass, Sabine Pass GP, Sabine Pass LP and The Bank of New York, as collateral trustee

22.	Security Deposit Agreement, dated November 9, 2006, by and among Sabine Pass, The Bank of New York, as collateral trustee, and The Bank of New York, as depositary agent

23.	Third Amended and Restated Multiple Indebtedness Mortgage, Assignment of Rents and Leases and Security Agreement, dated November 9, 2006, between Sabine Pass, as mortgagor and The Bank of New York, as collateral trustee and mortgagee

B-2

24.	Lease Agreement, dated January 15, 2005, between George A. Davis, Carmen V. Gebhardt Trust, Linda D. Diouhy Trust, Mary P. Davis Lakhardi, Edwin Scott Henry, Charles Gregory Henry, Candace Henry Olivier, Wilma Davis Bride, James Austin Guthrie, Earl Guthrie, Lonnie A. Davis, Jr., Daniel D. Davis, Sandra Denise Davis, Martha Davis Johnson, Sharon Davis Faulk, Daniel Ellender, Sally Ellender Gay and Sabine Pass; (b) the Lease Agreement, dated January 15, 2005, between Crain Brothers Ranch, Inc., M.A. Domatti Management Trust, Domatti Family Living Trust, Eva L. Domatti, Erika Domatti, Renata Domatti and Sabine Pass; and (c) the Lease Agreement, dated January 15, 2005, between Crain Lands, L.L.C. and Sabine Pass

25.	Guaranty Agreement, dated as of December 15, 2004 (the “Chevron Guaranty”), between ChevronTexaco Corporation and Sabine Pass

26.	State Tax Sharing Agreement, dated November 9, 2006, by and between Cheniere and Sabine Pass

27.	Settlement and Purchase Agreement dated as of June 14, 2001, by and among Cheniere, CXY Corporation, Crest Energy, L.L.C., Crest Investment Company and Freeport LNG Terminal, LLC, and two related letter agreements, each dated February 27, 2003

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